UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2019

MTB Corp.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-192060	45-3797537
(Commission File Number)	(I.R.S. Employer Identification No.)

5899 Preston Road #505

Frisco, TX 75034

(Address of principal executive offices)

(800) 203-5610

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934: NONE

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2019 (the “Closing Date”), MTB Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Purchaser”) pursuant to which the Company sold and issued to the Purchaser a Note in the principal amount of $1,666,667 (the “Note”). The Note was issued with an original issue discount of $166.667 and the Purchaser paid a purchase price of $1,500,000 for the issuance of the Note, after deduction of approximately $37,500 of the Lender’s transaction expenses. The Note was sold to the Purchaser in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended.

The following is a summary of certain terms of the Purchase Agreement and Note and is subject to, and qualified in its entirety by, the Purchase Agreement and the Note in Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

The Note has a maturity date of one year from the date of purchase and bears interest at an annual rate of ten percent. Commencing three months from the Closing Date and on each monthly anniversary date thereof, the Company shall be required to repay the Note on a straight-line basis (i.e., one ninth of the original principal amount/month) at 115% of the principal amount thereof plus accrued interest. The Company will have the right to prepay in cash all or a portion of the Notes (i) at 110% of the principal amount thereof plus any unpaid accrued interest to the date of repayment if repaid within two months after the issuance date of the Notes, (ii) at 115% of the principal amount thereof plus any unpaid accrued interest to the date of repayment if repaid after the second and prior to the fourth month after issuance and (ii) at 120% of the principal amount thereof plus any unpaid accrued interest to the date of repayment if after the first four months after issuance. In the event of any such attempt to repay the Notes, the Purchaser shall have the right to convert the Notes prior to the date of any such prepayment in accordance with the conversion mechanics set forth in the Notes.

The Purchaser may, at its option, convert the Note into the Company’s common stock, par value $0.0001 per share of Mount Tam (the “Common Stock”), at a price equal to the lesser of (1) $1.50/share; (2) the lowest of (i) a 30% discount to the three lowest closing prices of the Mount Tam Common Stock for the 10 days ending on the day prior to the conversion notice, and (iii) a 30% discount to the three lowest closing prices of for the 10 days ending on the thirtieth day subsequent to the reverse merger which occurred on November 18, 2019. The Note is secured by the Company’s assets.

The Purchaser received 300,000 shares of the Company’s common stock as additional compensation for the transaction. The Company agreed to file a registration statement to register the shares issued to the Purchaser and the shares underlying the Note within 45 days.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the disclosure in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Please see the disclosure in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Purchase Agreement
10.2	Form of Note

* The schedules and similar attachments to the Agreement and Plan of Merger are not included in the exhibit in accordance with Item 601(b)(2) of Regulation SK. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTB Corp.

Date:	December 3, 2019
By:	/s/ Jay Puchir
Name:	Jay Puchir
Title:	Chief Executive Officer